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                                                                  EXHIBIT 10.38

                  ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT
                             (Employment Agreement)

                  THIS ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT (this "Assignment") is made this 30th day of June, 1997, to be effective on and as of July 1, 1997 (the "Effective Date"), among FOSTER HEALTH CARE GROUP, INC., a Missouri corporation (the "Assignor"), BBC MANAGEMENT COMPANY AT MISSOURI, INC., a Delaware corporation (the "Assignee") and JOHN FOSTER ("Employee").

                              W I T N E S S E T H:

                  WHEREAS, Assignor, as employer, and Employee, as employee, entered into that certain Employment Agreement dated as of September 1, 1996 (the "Employment Agreement"), wherein Assignor retained the services and employment of Employee as more specifically set forth in the Employment Agreement; and

                  WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement dated August 31, 1996 (as amended by that certain Agreement of Amendment of even date herewith, the "Asset Purchase Agreement"), entered into between Assignor and Balanced Care Corporation, a Delaware corporation ("BCC"), BCC or an affiliate of BCC agreed to acquire substantially all of the assets of Assignor, including Assignor's rights and obligations under the Employment Agreement; and

                  WHEREAS, pursuant to the terms of that certain Assignment and Assumption Agreement dated of even date herewith (the "Assignment Agreement"), entered into between BCC and Assignee, BCC elected to assign to Assignee, and Assignee agreed to accept, all of BCC's right, title and interest in and to the Asset Purchase Agreement, including Assignor's rights and obligations under the Employment Agreement, on and as of the Effective Date; and

                  WHEREAS, as confirmation of the assignment to Assignee of Assignor's rights and obligations under the Employment Agreement, Assignor and Assignee have agreed to execute and deliver this Assignment.

                  NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

         1.       Recitals Incorporated.

                  The foregoing recitals constitute a material part of this Assignment, and the same are expressly incorporated herein by reference.


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         2.       Assignment and Assumption

                  2.1 Assignment. Assignor hereby assigns, transfers and sets over unto to Assignee, and Assignee hereby accepts from Assignor, all of Assignor's right, title and interest in and to the Employment Agreement, to have and to hold the same unto Assignee, its successors and assigns, from and after the Effective Date.

                  2.2 Assumption. Assignor hereby delegates to Assignee, and Assignee hereby assumes from Assignor, all of Assignor's obligations arising under or in connection with the Employment Agreement from and after the Effective Date, and Assignee further agrees to assume and perform each of the terms, conditions and covenants of the Employment Agreement to be performed on the part of assignor from and after the Effective Date, including, without limitation, Assignor's obligation to pay Employee's compensation thereunder; provided, however, notwithstanding the foregoing, Assignor shall retain, and shall remain solely liable for, all obligations arising from any breach or failure to perform by Assignor under the Employment Agreement prior to the Effective Date, regardless of the date on which any claim is made.

         3.       Representations and Warranties of Assignor.

                  Assignor represents and warrants to and for the benefit of Assignee, as follows:

                  3.1 Power and Authority. Assignor has all requisite power and authority to execute, deliver and perform this Assignment and to assign, transfer and delegate to Assignee all of Assignor's right title and interest to, and obligations arising under or in connection with, the Employment Agreement.

                  3.2 Authorization. The execution and delivery of this Assignment have been duly authorized by all necessary action of Assignor and do not require any additional consent or approval of any person or entity and do not and will not violate any provision of the certificate of incorporation or bylaws of Assignor.

                  3.3 Exclusive Property. All of Assignor's right, title, and interest assigned to Assignee by Assignor hereunder are the exclusive property of Assignor, and Assignor has not granted to any other person or entity any rights or interests with respect thereto.

                  3.4 Employment Agreement.

                      3.4.1 Enforceability; Modification. The Employment Agreement is in full force and effect, is valid and enforceable and has not been altered, modified or amended in any manner whatsoever.

                      3.4.2 Performance. Assignor has performed and complied in all material respects with all of the terms, conditions and covenants required to be performed or complied with by Assignor under the Employment Agreement prior to the Effective Date.



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                      3.4.3 Default. Neither Assignor nor, to the best of
Assignor's knowledge, Employee, is in default under any of the terms, conditions or covenants of the Employment Agreement.

                      3.4.4 Termination by Assignor. There is no action or other matter pending or threatened that would entitle Assignor to terminate the Employment Agreement (either with or without cause) and Assignor has not waived any such right.

                      3.4.5 Termination by Employee. To the best of Assignor's knowledge, there is no action or other matter pending or threatened that would entitle Employee to terminate the Employment Agreement (either with or without cause) and, to the best of Assignor's knowledge, Employee has not waived any such right.

                      3.4.6 Indemnification by Employee. There is no action or other matter pending or threatened by Assignor against Employee that would entitle Assignor to seek indemnification from Employee under the terms, conditions and covenants of Section 11(a) of the Employment Agreement, and Assignor has not waived any such right.

                      3.4.7 Indemnification by Assignor. There is no action or other matter pending or, to the best of Assignor's knowledge, threatened, against Assignor that would entitle Employee to seek indemnification from Assignor under the terms, conditions and covenants of Section 11(b) of the Employment Agreement and, to the best of Assignor's knowledge, Employee has not waived any such right.

         4.       Representation and Warranties.

                  Assignee represents and warrants to and for the benefit of Assignor, as follows:

                  4.1 Power and Authority. Assignee has all requisite power and authority to execute, deliver and perform this Assignment and to accept and assume the assignment, transfer and delegation by Assignor of all of its right, title and interest to, and obligations arising under or in connection with, the Employment Agreement.

                  4.2 Authorization. The execution and delivery of this Assignment have been duly authorized by all necessary action of Assignee and do not require any additional consent or approval of any person or entity and do not and will not violate any provision of the certificate of incorporation or bylaws of Assignee.

                  4.3 Performance. Assignee covenants and agrees to perform and comply in all material respects with all of the terms, conditions and covenants required to be performed or complied with by Assignor under the Employment Agreement from and after Effective Date.

         5. Release of Guaranty. In consideration of Assignee's acceptance of the assignment and assumption hereunder, on and as of the Effective Date, the terms, conditions and covenants of Section 13(d) of the Employment Agreement shall become null and void and of no further



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force and effect, and BCC, its successors and assigns, shall be released from any and all obligations thereunder.

         6. Consent by Operator. Operator hereby consents to the assignment and assumption contemplated hereunder.

         7.       Indemnification.

                  7.1 By Assignor. Notwithstanding this assignment and assumption, Assignor agrees at all times from and after the Effective Date, to defend, indemnify and hold harmless Assignee from any losses, damages, expenses or deficiencies relating to or arising out of any breach or nonperformance of the Employment Agreement by Assignor during the time period prior to the Effective Date.

                  7.2 By Assignee. Notwithstanding this assignment and assumption, Assignee agrees at all times from and after the Effective Date, to defend, indemnify and hold harmless Assignor from any losses, damages, expenses or deficiencies relating to or arising out of any breach or nonperformance of the Employment Agreement by Assignee during the time period from and after the Effective Date.

         8.       Miscellaneous.

                  8.1 Successors and Assigns. This Assignment shall be binding on Assignor and Assignee, together with their respective successors and assigns.

                  8.2 Headings. The headings and captions herein are for the convenience of reference only and shall not be used in construing or interpreting this Assignment or to otherwise limit or affect the meaning of any provision hereof.

                  8.3 Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Missouri, including its statutes of limitation but without regard to its conflict of laws rules.

                  8.4 Counterparts. This Agreement may be executed in several counterparts or with counterpart signature pages, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

                   [THIS PORTION OF THE PAGE INTENTIONALLY LEFT BLANK]

                   [THE NEXT FOLLOWING PAGE IS THE SIGNATURE PAGE]



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                  IN WITNESS WHEREOF, this Assignment has been executed by the parties hereto as of the date and year first above written.

ATTEST:                                 ASSIGNOR:

                                        FOSTER HEALTH CARE GROUP,
                                        a Missouri corporation

By: /s/ Robert A. Foster                By: /s/ John Foster
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        Robert A. Foster, Secretary         John Foster, President

ATTEST:                                 ASSIGNEE:

                                        BCC MANAGEMENT COMPANY AT
                                        MISSOURI, INC., a Delaware corporation

By: /s/ Robin L. Barber                By: /s/ Brad Hollinger
   --------------------                    ------------------
   Robin L. Barber, Secretary              Brad Hollinger, President

WITNESS:                                EMPLOYEE:

/s/ Gregory A. Smith                    /s/ John Foster
   -------------------------            ------------------------------
    Gregory A. Smith                        John Foster


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